Exhibit 10.7

NINTH AMENDMENT TO A LEASE AGREEMENT

BETWEEN DOMINO’S FARMS OFFICE PARK LLC

(LANDLORD) AND DOMINO’S PIZZA LLC (TENANT)

THIS NINTH AMENDMENT TO A LEASE AGREEMENT is made February 16, 2017 by and between DOMINO’S FARMS OFFICE PARK LLC, a Michigan Limited Liability Company, f/k/a Domino’s Farms Office Park Limited Partnership (Landlord) and DOMINO’S PIZZA LLC (Tenant).

WHEREAS, Landlord entered into a Lease Agreement (the Lease) for a portion of the office building known as Domino’s Farms Prairie House located at 30 Frank Lloyd Wright Drive, Ann Arbor, Michigan 48106 with Domino’s Pizza, Inc., whose successor in interest is Domino’s Pizza LLC (Tenant), for a term of five (5) years commencing as of December 21, 1998; and

WHEREAS, Landlord and Tenant extended the term of the Lease Agreement, included additional space as a part of the Premises, and incorporated additional provisions via a First Amendment to Lease dated August 8, 2002; and

WHEREAS, Landlord and Tenant amended the Lease on May 5, 2004 by replacing Section B (Premises) of the FIRST AMENDED STANDARD LEASE SUMMARY; and

WHEREAS, Landlord and Tenant amended the Lease on November 18, 2009 to clarify actual size of the warehouse and to add an additional 4,790 usable square feet of space, and

WHEREAS, Landlord and Tenant amended the Lease in April 2010 for the temporary lease of additional space, and

WHEREAS, Landlord and Tenant amended the Lease on August 28, 2012 to expand the primary Premises and extend the Term of the Lease, and

WHEREAS, Landlord and Tenant amended the Lease in February 2015 for the temporary lease of additional space, and

WHEREAS, via the Sixth Amendment to Lease, Landlord and Tenant amended the Lease in February 2015 to expand the primary Premises, and

WHEREAS, via the Seventh Amendment to Lease dated April 2016, Tenant absorbed an additional 6,448 rentable square feet (5,607 usable square feet) located at Lobby H on Level 3, and

WHEREAS, via the Eighth Amendment to Lease dated November 4, 2016, Tenant absorbed an additional 15,700 rentable square feet (13,652 usable square feet) located at Lobby D on Level 3, and

WHEREAS, Tenant desires to further expand the Premises to which said Lease shall apply;

NOW, THEREFORE, Landlord and Tenant agree to the following:

Effective March 1, 2017, Tenant shall expand into Suite K-1100 located at Lobby K on Level 1. (Attachment A). Said suite is 9,343 rentable square feet (8,124 usable square feet).

The Office Space, Lab Space and Conference Center square footage will now total 254,593 rentable square feet, based upon 221,385 usable square feet with a 15% common area factor.

The firm term for this additional suite will be two (2) years, starting on March 1, 2017 and ending on February 28, 2019. Tenant shall have the option to extend the term in increments of a minimum of one year by notifying the Landlord of such intent at least 90 days prior to the termination date.

The rent for the additional suite shall be at the same rate and subject to the same annual increases as the Primary Premises.

The preliminary estimate for paint and carpet and new base for this additional suite is approximately $65,000, and the cost estimate for the installation of a door between this suite and the contiguous suite currently leased by the Tenant is $3,500. The Landlord will contribute 40% to these costs, and Tenant shall be responsible for the remaining 60%. The Landlord will coordinate said work and will not charge a management fee for doing so.

All other terms and conditions of the Lease shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have hereunto executed this NINTH AMENDMENT TO LEASE AGREEMENT as of the day and year first above written.

TENANT:		LANDLORD:
DOMINO’S PIZZA LLC		DOMINO’S FARMS OFFICE PARK LLC
(a Michigan limited liability company)		(a Michigan limited liability company)

By:	/s/ Jeffrey D. Lawrence	By:	/s/ Paul R. Roney
Its:	EVP and CFO	Its:	Manager

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